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                                                                    Exhibit 10.5


                                 C ME RUN CORP.
                               5501 Lakeview Drive
                           Kirkland, Washington 98033

                                January 28, 2000

VC Advantage Limited Partnership
c/o Thomson Kernaghan & Co. Limited
365 Bay Street, Tenth Floor
Toronto, Ontario M5H 2V2


Dear Sir:

            Reference is made to the Series B Convertible Preferred Stock Subscription Agreement between, C Me Run Corp. (the "Company") and VC Advantage Limited Partnership ("Subscriber"), dated as of January 28, 2000 (the "Subscription Agreement"), relating to the purchase (the "Transaction") of 2,333,333 shares of our Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Convertible Preferred Stock"). Capitalized terms not defined in this letter shall have the meanings ascribed to them in the Subscription Agreement.

            In order to induce Subscriber to enter into the Subscription Agreement and to consummate the transactions contemplated thereby, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by the Company, the Company hereby agrees to sell to Subscriber an additional 500,000 shares (the "Additional Shares") of Series B Convertible Preferred Stock at any time between the Closing Date and August 1, 2000 on terms and conditions substantially similar to those set forth in the Subscription Agreement, at a price of $3.00 per share of Series B Convertible Preferred Stock. This letter agreement shall in no circumstances create an obligation of any kind on the part of Subscriber to purchase the Additional Shares.

            This letter agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. This letter agreement may not be amended or modified except by an instrument in writing signed by the Company and Subscriber.
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            This letter agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                Very truly yours,

                                C ME RUN CORP.


                                By: /s/ Warren Talbot
                                    --------------------------------
                                    Name:  Warren Talbot
                                    Title: President


ACCEPTED AND AGREED
AS OF THE DATE FIRST
WRITTEN ABOVE

V C ADVANTAGE LIMITED PARTNERSHIP

By: VC Advantage Limited


By:
    -----------------------------
    Name:  Mark E. Valentine
    Title: President


By:
    -----------------------------
    Name:  Ian N. McKinnon
    Title: Secretary